UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

January 27, 2023

Date of Report (Date of earliest event reported)

Ambrx Biopharma Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40505	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 729-3339

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value US $0.0001 per share	N/A	The New York Stock Exchange *
American Depositary Shares, each representing seven ordinary shares, par value US $0.0001 per share	AMAM	The New York Stock Exchange
Indicate by check mark

*

Not for trading, but only in connection with the listing of the American depositary shares on the New York Stock Exchange. The American depositary shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Share Option Repricing

On January 27, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Ambrx Biopharma Inc. (the “Company”) approved an amendment to certain outstanding options to purchase the Company’s ordinary shares, par value $0.0001 per ordinary share (“Ordinary Shares”), under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Company’s Share Incentive Plan (the “Prior Plan”), each of which had an exercise price per Ordinary Share that was higher than the fair market value of the Ordinary Shares as of January 27, 2023 (the “Underwater Options”), held by the Company’s current employees, directors and consultants providing services (“Service Providers”) as of January 27, 2023, including Kate Hermans, a director of the Company and former Interim Chief Executive Officer, and Sonja Nelson, the Company’s Chief Financial and Operating Officer, but not including the Company’s Chief Executive Officer, Daniel O’Connor, as the exercise price per Ordinary Share of his options was not greater than the fair market value of the Ordinary Shares as of January 27, 2023.

Ms. Hermans holds an Underwater Option to purchase 210,000 Ordinary Shares, which was granted on June 30, 2022, with an exercise price of $0.38 per Ordinary Share, an Underwater Option to purchase 105,000 Ordinary Shares, which was granted on July 8, 2022, with an exercise price of $0.43 per Ordinary Share, and an Underwater Option to purchase 210,000 Ordinary Shares, which was granted on August 15, 2022, with an exercise price of $0.35 per Ordinary Share. Ms. Nelson holds an Underwater Option to purchase 2,574,596 Ordinary Shares, which was granted on September 2, 2021, with an exercise price of $2.56 per Ordinary Share, an Underwater Option to purchase 850,000 Ordinary Shares, which was granted on February 23, 2022, with an exercise price of $0.64 per Ordinary Share, and an Underwater Option to purchase 425,000 Ordinary Shares, which was granted on February 23, 2022, with an exercise price of $0.64 per Ordinary Share.

Each Underwater Option was amended to reduce the exercise price per Ordinary Share to $0.28 (or the equivalent of $1.95 per American Depositary Share, each representing seven Ordinary Shares), which was the fair market value of the Ordinary Shares as of January 27, 2023 (the “Repricing Amendment”). Pursuant to Section 7(b)(xii) of the 2021 Plan and Section 9.2 of the Prior Plan, the Compensation Committee has the authority to adopt the Repricing Amendment under the terms of the 2021 Plan and the Prior Plan, as applicable, without Company shareholder consent. All features of the Underwater Options other than the exercise price remain the same (including the number of shares, vesting schedule and expiration date).

The Compensation Committee believes that the Repricing Amendment is in the best interests of the Company and its shareholders, as adjusting the exercise price of the Underwater Options for all its Service Providers will provide added incentive to retain and motivate valuable Service Providers of the Company, and to align such Service Providers’ interests with those of the Company’s shareholders.

Because many of the outstanding options held by the Company’s Service Providers were underwater prior to the effectiveness of the Repricing Option, the Compensation Committee considered that the Company may have faced a considerable challenge in retaining its Service Providers. The Compensation Committee designed the Repricing Amendment to address these concerns by restoring equity value, which it believes will incentivize retention and reinvigorate motivation in a competitive labor market and align the Service Providers’ interests with the interests of the Company’s shareholders. Further, the Compensation Committee believes that, by increasing the Company’s ability to retain experienced and talented Service Providers, the Repricing Amendment will enhance long-term shareholder value.

The information contained in this Form 8-K is hereby incorporated by reference into the Company’s Registration Statement Form F-3 (Registration No. 333-266404).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2023	AMBRX BIOPHARMA INC.

	By:	/s/ Sonja Nelson
	Name:	Sonja Nelson
	Title:	Chief Financial and Operating Officer